UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2023

ON24, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39965	94-3292599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Beale Street, 8th Floor San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

(415) 369-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ONTF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 11, 2023, ON24, Inc. (the “Company”) entered into a cooperation agreement (the “Agreement”) with Indaba Capital Management, L.P. (“Indaba”).

Pursuant to the terms of the Agreement:

•	the board of directors of the Company (the “Board”) increased the size of the Board from 7 directors to 9 directors;

•

the Board and all applicable committees of the Board appointed Cynthia Paul (the “Non-Indaba Stockholder Designee”) to serve as a class II director of the Company, with a term expiring at the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”) and Ronald Mitchell (the “Indaba Designee”) to serve as a class I director of the Company, with a term expiring at the 2025 annual meeting of stockholders (collectively, the “New Director Appointments”).

In addition, pursuant to the terms of the Agreement:

•

the Indaba Designee has submitted an irrevocable letter of resignation, effective at the 2024 annual meeting of stockholders, if the Company delivers notice to Indaba and the Indaba Designee that it does not wish for the Indaba Designee to continue as a director of the Board.

•	the slate of director nominees recommended by the Board for election at the Company’s 2023 Annual Meeting will include the Non-Indaba Stockholder Designee.

•	the Board will submit a proposal at the 2023 Annual Meeting providing for the declassification of the Board, with the Board being fully declassified by the 2026 annual meeting of stockholders.

•	the Indaba Designee will be appointed to the Nominating and Corporate Governance Committee of the Board.

Pursuant to the Agreement, until the date pursuant to which stockholder nominations for director elections are permitted pursuant to the Company’s Amended and Restated Bylaws with respect to the 2024 annual meeting of stockholders, Indaba has agreed to customary standstill, voting and other obligations, including supporting each director nominated and recommended by the Board for election at the 2023 Annual Meeting.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02.	Election of Directors; Board Compensation and Other Benefits.

On March 11, 2023, Denise Persson notified the Company of her resignation from the Board and all applicable committees thereof, effective immediately. Ms. Persson stated that she does not have any disagreement with the Company, its management, the Board or any committee of the Board on any matter. Ms. Persson will continue as an advisor to the Company.

To fill the vacancy created by Ms. Persson’s resignation, on March 11, 2023, the Board, upon recommendation of the Nominating and Governance Committee of the Board, appointed Teresa Anania to the Board to serve as a class II director of the Company, with a term expiring at the Company’s 2023 Annual Meeting, effective immediately. The Board has affirmatively determined that Ms. Anania is independent under applicable NYSE listing rules. No decision has been made regarding on which committee(s) of the Board Ms. Anania will be named to serve, if any.

There are no arrangements or understandings pursuant to which Ms. Anania will be appointed as a director of the Company. There are no family relationships between Ms. Anania and any director or executive officer of the Company. There are no related party transactions in respect of the Company of the kind described in Item 404(a) of Regulation S-K in which Ms. Anania was a participant.

The description of the Indaba Designee and the Non-Indaba Stockholder Designee being appointed to the Board, and the Indaba Designee being appointed to the Nominating and Corporate Governance Committee of the Board, set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference. The Board has affirmatively determined that each of Indaba Designee and the Non-Indaba Stockholder Designee is independent under applicable NYSE listing rules. No decision has been made regarding on which committee(s) of the Board the Non-Indaba Stockholder Designee will be named to serve, if any.

Other than the Agreement, there is no other arrangement or understanding pursuant to which the Non-Indaba Stockholder Designee and the Indaba Designee will be appointed as a director of the Company. There are no family relationships between the Non-Indaba Stockholder Designee and the Indaba Designee and any director or executive officer of the Company. Other than the Agreement, there are no related party transactions in respect of the Company of the kind described in Item 404(a) of Regulation S-K in which the Non-Indaba Stockholder Designee or the Indaba Designee was a participant.

Ms. Anania, the Non-Indaba Stockholder Designee and the Indaba Designee will receive compensation in the same manner as the Company’s other non-employee directors, pursuant to the Company’s Non-Employee Director Compensation Policy, as amended from time to time.

Ms. Paul, age 50, serves as the Chief Investment Officer and Chief Executive Officer of Lynrock Lake LP. Since December 2022, she has served on the Board of Directors of Allot Ltd. (NASDAQ: ALLT), a network intelligence and security-as-a-service solutions provider. From 2018 until the company’s sale in 2021, Ms. Paul served on the Board of Directors of DSP Group, Inc., (NASDAQ: DSPG), a publicly-traded semiconductor company. Ms. Paul served as Chairperson of the Nomination and Corporate Governance Committee, a member of the Audit Committee, and a member of the Compensation Committee. Ms. Paul also served as Chairperson of the Board of Directors of Conexant Systems, LLC, a privately-held semiconductor company, from 2013 until the company’s sale in 2017. From 2002 to 2017, Ms. Paul served as a portfolio manager at Soros Fund Management LLC (“SFM”), where she managed a portfolio across corporate credit, convertible and equity securities. Ms. Paul joined SFM in 2000 and served as a SFM representative for the Council on Foreign Relations and on SFM’s Investment Committee. Prior to joining SFM, she worked at The Palladin Group in 1999 and at JP Morgan from 1994 to 1999, most recently as Head of Convertible Research. Ms. Paul graduated from Princeton University in 1994 with an Independent Major in Statistics and Operations Research, a Certificate from the Princeton School of Public and International Affairs, and a Certificate in Engineering Management Systems. Ms. Paul is an advisory board member and former board member of AlphaSense Inc., a SaaS company providing intelligent search to enterprise customers.

Ms. Anania, age 56, is Senior Vice President of Global Customer Success, Renewals and Customer Experience at Zendesk, a role that she has held since October of 2021. At Zendesk, she is responsible for the management and development of Zendesk’s global client base, including managing 170,000 customers across all customer segments from SMB to enterprise. Prior to Zendesk, Anania spent eleven years at Autodesk, ultimately serving as Senior Director of Customer Success, where she drove both scale and tech-touch success motions across all market segments. Prior to its acquisition by Autodesk in 2009, Anania served as Chief Operating Officer of Algor Inc. and held other roles of increasing responsibility over her 15 years at the company.

Mr. Mitchell, age 52, is the Co-Founder and Chief Executive Officer at Humanity Health. Mr. Mitchell currently serves on the Board of Directors of Tabula Rasa HealthCare (NASDAQ: TRHC), where he serves on the Compensation and Strategic Opportunities Committees. Over the past 20 years, Mr. Mitchell has built and managed technology-enabled consumer and enterprise SaaS businesses delivering talent development and workforce solutions. Mr. Mitchell founded and served as the CEO of Virgil Holdings, Inc., a PE-backed company that owns and operates Hcareers, the leading talent recruitment platform in the hospitality industry and Virgil Careers, a career assessment and analytics platform. Prior to Virgil, Mr. Mitchell founded and served as CEO of CareerCore, Inc., an enterprise SaaS platform that enables organizations to scale executive leadership coaching. Previously, Mr. Mitchell was a General Partner of Provender Capital Group, LLC, a growth equity and venture fund making principal investments in media, financial services, and specialty retail sectors. His professional experience also includes Morgan Stanley, Mitchell & Titus, McKinsey & Co., and the Anschutz Corporation.

Item 7.01	Regulation FD Disclosure.

On March 13, 2023, the Company issued a press release announcing the Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Also on March 13, 2023, the Company issued a press release announcing the appointment of Ms. Anania to the Board. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On March 11, 2023, the Board authorized the expansion of its previously announced $100 million capital return program by an incremental $25 million. Under the expanded $125 million authorization and pursuant to the Agreement, the Company will return an aggregate of $50 million to stockholders in the form of a special cash dividend to be paid in the second calendar quarter. As previously announced, the Company expects the remaining $75 million of capital return to be effected through a combination of an accelerated share repurchase program and/or open market purchases, to be completed within the next 12 months, with the possibility of an additional special dividend of up to $25 million if this $75.0 million threshold is not reached by February 28, 2024. Subject to applicable rules and regulations, repurchases may be made at management’s discretion from time to time on the open market or in privately negotiated transactions. Such purchases will be at times and in amounts as the Company deems appropriate, based on market conditions as well as regulatory limitations.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Cooperation Agreement, dated as of March 11, 2023, between ON24, Inc. and Indaba Capital Management L.P.*

99.1	Press Release, dated March 13, 2023

99.2	Press Release, dated March 13, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules (as similar attachments) have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished to the Securities and Exchange Commission upon request.

ADDITIONAL INFORMATION

The Company plans to file a proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”), together with a WHITE proxy card. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders will be able to obtain, free of charge, copies of the Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the 2023 Annual Meeting at the SEC’s website (http://www.sec.gov), at the Company’s website (https://investors.on24.com/overview/default.aspx).

CERTAIN INFORMATION REGARDING PARTICIPANTS

The Company, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the 2023 Annual Meeting. Additional information regarding the identity of these potential participants, none of whom, other than Sharat Sharan, Jayesh Sahasi, James Blackie and Cynthia Paul, owns in excess of one percent (1%) of the Company’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the 2023 Annual Meeting. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2022 annual meeting of stockholders (the “2022 Proxy Statement”), filed with the SEC on April 27, 2022. To the extent holdings of the Company’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2022 Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON24, INC.

Date: March 13, 2023	By:	/s/ Steven Vattuone
Steven Vattuone Chief Financial Officer